Exhibit (h)(7)

1,440,000 ShARES

OXFORD LANE CAPITAL CORP.

8.25% Series 2031 Term Preferred Stock, $0.01 par value per Share

UNDERWRITING AGREEMENT

October 21, 2026

October 21, 2026

Piper Sandler & Co.

As Representative of the several

Underwriters named in Schedule I attached hereto,

c/o Piper Sandler & Co.

1251 Avenue of the Americas, 6th Floor

New York, NY 10020

Ladies and Gentlemen:

Oxford Lane Capital Corp., a corporation incorporated under the laws of the State of Maryland (the “Fund”), is a closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Fund proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) 1,440,000 shares of 8.25% Series 2031 Term Preferred Stock, $0.01 par value per share (the “Firm Shares”). The Fund also proposes to sell to the several Underwriters up to an additional 216,000 shares of 8.25% Series 2031 Term Preferred Stock, $0.01 par value per share (the “Additional Shares”) if and to the extent that Piper Sandler & Co., as the representative of the Underwriters in the offering (the “Representative”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The 8.25% Series 2031 Term Preferred Stock, $0.01 par value per share of the Fund is hereinafter referred to as the “Series 2031 Term Preferred Stock” or the “Preferred Stock.”

Oxford Lane Management, LLC, a Connecticut limited liability company (the “Investment Adviser”), acts as the Fund’s investment adviser pursuant to an Investment Advisory Agreement between the Investment Adviser and the Fund (the “Investment Advisory Agreement”). Oxford Funds, LLC, a Delaware limited liability company (the “Administrator”), acts as the Fund’s administrator pursuant to an Administration Agreement between the Administrator and the Fund (the “Administration Agreement”, which together with the Investment Advisory Agreement are hereinafter referred to as the “Fund Agreements”).

The Investment Company Act and the Securities Act of 1933, as amended (the “Securities Act”), are hereinafter referred to collectively as the “Acts,” and the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Acts and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereinafter referred to collectively as the “Rules and Regulations.”

The Fund has previously issued 2,760,000 shares (the “Existing Shares”) of Series 2031 Term Preferred Stock under its Articles Supplementary Establishing and Fixing the Rights and Preferences of Term Preferred Stock dated as of March 13, 2026 (the “March 2026 Articles Supplementary”). Prior to the Closing Date, the Fund will file an Articles Supplementary (the “October 2026 Articles Supplementary” and together with the March 2026 Articles Supplementary, the “Articles Supplementary”) with the State Department of Assessments and Taxation of the State of Maryland (“SDAT”) to increase the number of shares of Series 2031 Term Preferred Stock available for issuance thereunder. The Shares that will be issued by the Fund pursuant to this Agreement will be an issuance of the same series as, and have identical terms to, the Existing Shares under the Articles Supplementary.

The Fund has prepared and filed with the Commission pursuant to the Securities Act, a shelf registration statement on Form N-2ASR (File No. 333-283109; 811-22432) for the offer and sale of certain of the Fund’s securities, including the Shares, which registration statement became immediately effective upon filing with the Commission on November 8, 2024, and which contains a base prospectus dated November 8, 2024 (the “Base Prospectus”) to be used in connection with the public offering and sale of certain securities to be issued from time to time by the Fund, including the Shares. The Fund has filed with the Commission pursuant to Rule 424 under the Securities Act a preliminary prospectus supplement, dated October 21, 2026, to the Base Prospectus (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Preliminary Prospectus”) and proposes to file with the Commission pursuant to Rule 424 a prospectus supplement, dated October 21, 2026, to the Base Prospectus relating to the Shares and the method of distribution thereof (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). Such registration statement as amended, including the exhibits and schedules thereto, at the time it became effective, including the information, if any, deemed to be part of the registration statement at the time of its effectiveness pursuant to Rule 430B and Rule 424 under the Securities Act, is hereinafter referred to as the “Registration Statement.” All references in this Agreement to the Registration Statement, the Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) system.

For purposes of this Agreement, “Additional Offering Materials” means any written advertisement used with the written consent of the Fund in the public offering of the Shares and filed with the Commission pursuant to Rule 482 of the Rules and Regulations (“Rule 482”) or any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act. “Time of Sale Prospectus” means, as of the Applicable Time (as defined below), the Preliminary Prospectus, together with the information set forth on Schedule II hereto (which information the Underwriters have informed the Fund is being conveyed orally by the Underwriters to prospective purchasers at or prior to the Underwriters’ confirmation of sales of the Shares in the offering). As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

“Applicable Time” means 4:01 p.m. (Eastern Time) on October 21, 2026 or such other time as agreed by the Fund and the Representative.

1.	Representations and Warranties.

Representations and Warranties of the Fund. The Fund represents and warrants to each of the Underwriters as of the date hereof, the Applicable Time and the Closing Date as follows:

(a)       The Registration Statement has been filed with the Commission and became immediately effective upon filing; no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto has been received by the Fund; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Fund, threatened by the Commission. The Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. At the time of filing the Registration Statement and any post-effective amendments thereto, and at the date hereof, the Fund was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(b)       At the respective times the Registration Statement and any post-effective amendment thereto (filed before the Closing Date) became effective and at the Closing Date (and, if any Additional Shares are purchased, at the Option Closing Date), the Registration Statement and any post-effective amendment thereto complied and will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of the respective dates thereof and at the Closing Date (and, if any Additional Shares are purchased, at the Option Closing Date), contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Time of Sale Prospectus, at the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this paragraph do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus made solely in reliance upon and in conformity with written information furnished to the Fund by the Representative on behalf of any Underwriter for use in the Registration Statement, the Time of Sale Prospectus or Prospectus. The Fund acknowledges that the only written information that the Underwriters have provided to the Fund expressly for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus are the names of the Underwriters set forth in the table following the first paragraph under the heading “Underwriting,” the first sentence of the third paragraph on page S-36 under the heading “Underwriting,” the first sentence of the second paragraph, the third paragraph, and the fourth paragraph on page S-37 under the heading “Underwriting”, collectively, (the “Underwriters’ Information”).

(c)       The Fund has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Maryland. The Fund has full power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and enter into this Agreement and is in good standing and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations prospects or property of the Fund (a “Fund Material Adverse Effect”). The Fund has no consolidated subsidiaries.

(d)       The Fund is, and at all times through the completion of the transactions contemplated hereby will be, in compliance in all material respects with the applicable terms and conditions of the Exchange Act, the Investment Company Act and the Rules and Regulations. No person is serving or acting as an officer or director of, or investment adviser to, the Fund except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to the knowledge of the Fund, based on information provided to the Fund by directors of the Fund, no director of the Fund is an “interested person” of the Fund or an “affiliated person” of any Underwriter (each as defined in the Investment Company Act).

(e)       Each of this Agreement and the Fund Agreements has been duly authorized by the Fund. Each Fund Agreement complies with all applicable provisions of the Investment Company Act, the Advisers Act and the applicable Rules and Regulations. The Fund has adopted a Second Amended and Restated Distribution Reinvestment Plan (the “Plan”). Each Fund Agreement has been duly executed and delivered by the Fund and (assuming the due and valid authorization, execution and delivery by the other parties thereto) represents a valid and binding agreement of the Fund, enforceable against the Fund in accordance with its terms, except (i) as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Fund’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality reasonableness, good faith and fair dealing) whether enforcement is considered in a proceeding in equity or at law (the “Enforceability Exceptions”), and (ii) in the case of the Investment Advisory Agreement, with respect to termination under the Investment Company Act or the reasonableness or fairness of compensation payable thereunder.

(f)       None of (i) the execution and delivery by the Fund of, and the performance by the Fund of its obligations under, this Agreement and each Fund Agreement, (ii) the filing of the Articles of Supplementary with the SDAT or (iii) the issue and sale by the Fund of the Shares as contemplated by this Agreement conflicts with or will conflict with, result in, or constitute a violation, breach of, default under, (x) the articles of amendment and restatement to the articles of incorporation of the Fund, as amended to date (the “Charter”) or the amended and restated bylaws of the Fund, as amended to date (the “Bylaws”) (y) any agreement, indenture, note, bond, license, lease or other instrument or obligation binding upon the Fund that is material to the Fund, or (z) any law, rule or regulation applicable to the Fund or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Fund, whether foreign or domestic; except, with respect to clauses (y) or (z), any contravention which would have neither (1) a Fund Material Adverse Effect or (2) a material adverse effect on the consummation of the transactions contemplated by this Agreement; provided that no representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United States in connection with the offer or sale of the Shares in such jurisdiction by any Underwriter.

(g)       No consent, approval, authorization, order or permit of, license from, or qualification with, any governmental body, agency or authority, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required to be obtained by the Fund prior to the Closing Date for the performance by the Fund of its obligations under this Agreement, or the Fund Agreements, except such as have been obtained and as may be required by (i) the Acts, the Advisers Act, the Exchange Act, or the applicable Rules and Regulations, (ii) the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or the Nasdaq Stock Market (“Nasdaq”), (iii) by the securities or “blue sky laws” of the various states and foreign jurisdictions in connection with the offer and sale of the Shares or (iv) such as which the failure to obtain would have neither (i) a Fund Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(h)       The authorized, issued and outstanding capital stock of the Fund conforms in all material respects to the description thereof under the heading “Description of Our Capital Stock” in each of the Time of Sale Prospectus and the Prospectus, and this Agreement, the Charter, the Bylaws, the Fund Agreements and the Plan conform in all material respects to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(i)       This Agreement, the Articles Supplementary, the Charter and the Bylaws, the Fund Agreements and the Plan comply with all applicable provisions of the Acts and the applicable Rules and Regulations, and all approvals of such documents required under the Investment Company Act by the Fund’s shareholders and Board of Directors have been obtained and are in full force and effect.

(j)       The Fund Agreements are in full force and effect and neither the Fund nor, to the knowledge of the Fund, any other party to any such agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Fund thereunder, and the Fund is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected, the default under or breach of which could reasonably be expected to result in a Fund Material Adverse Effect.

(k)       The outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), the 6.00% Series 2029 Term Preferred Stock, par value $0.01 per share (the “ 6.00% 2029 Preferred Stock”) and the 7.125% Series 2029 Term Preferred Stock, par value $0.01 per share (the “ 7.125% 2029 Preferred Stock”) and the Existing Shares have been duly authorized and are validly issued, fully paid and non-assessable. None of the outstanding shares of Common Stock, 6.00% 2029 Preferred Stock, 7.125% 2029 Preferred Stock or the Existing Shares were issued in violation of the preemptive or other similar rights of any securityholder of the Fund. Other than as contemplated in the Time of Sale Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Fund are outstanding.

(l)       The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights. The Shares conform to the description thereof under the heading “Description of the 8.25 % Series 2031 Term Preferred Stock” contained in the Time of Sale Prospectus and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(m)       The Series 2031 Term Preferred Stock has been duly listed on the Nasdaq Global Select Market.

(n)       The Shares conform to the provisions of the Articles Supplementary and the relative rights, preferences, interests and powers of such Shares are set forth in the Articles Supplementary. The Articles Supplementary have been, or by the Closing Date will be duly authorized and executed by the Fund in compliance with the General Corporation Law of the State of Maryland and filed by the Fund with the SDAT. The Articles Supplementary are, or by the Closing Date will be, in full force and effect.

(o)       The Shares will rank pari passu with the outstanding shares of the 6.00% 2029 Preferred Stock, 7.125% 2029 Preferred Stock and the Existing Shares in all respects, including with respect to payment of dividends and liquidation preference.

(p)       Any Additional Offering Materials, as of the date thereof and as of the Closing Date, (i) complies or will comply in all material respects with the requirements of Rule 482 under the Securities Act or Rule 134 under the Securities Act, as applicable, (ii) does not or will not contain an untrue statement of a material fact and (iii) complied and will comply in all material respects with the Securities Act, the applicable Rules and Regulations and the rules and regulations of the FINRA. Except for the Additional Offering Materials identified on Schedule III hereto, the Fund has not prepared, used or referred to and will not, without your prior consent, prepare, use or refer to any Additional Offering Materials.

(q)       Since June 30, 2026, except as described in the Time of Sale Prospectus, there has not occurred any material adverse change, or any development reasonably likely to involve a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Fund except as would not result in a Fund Material Adverse Effect, and there have been no transactions entered into by the Fund which are material to the Fund other than those in the ordinary course of its business or as described in the Time of Sale Prospectus.

(r)       There are no legal or governmental proceedings pending or, to the knowledge of the Fund, threatened to which the Fund is a party or to which any of the properties of the Fund is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not result in a Fund Material Adverse Effect on the Fund, or on the power or ability of the Fund to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described.

(s)       The statements in the Registration Statement, the Time of Sale Prospectus under the headings “Summary-Operating and Regulatory Structure”, “Investment Advisory Agreement”, “Administration Agreement”, “Regulation as a Registered Closed-End Management Investment Company”, “Distribution Reinvestment Plan”, “Certain U.S. Federal Income Tax Considerations”, “Description of Our Capital Stock”, “Description of our Preferred Stock”, and “Description of the 8.25% Series 2031 Term Preferred Stock,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(t)       The Fund has all necessary consents, authorizations, approvals, orders (including exemptive orders), licenses, certificates, permits, qualifications and registrations of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to obtain or file the foregoing would not result in a Fund Material Adverse Effect.

(u)       Each of the Preliminary Prospectus and the Prospectus, as of the respective dates thereof, and the Time of Sale Prospectus, as of the Applicable Time, complied in all material respects with the Securities Act and the applicable Rules and Regulations.

(v)       Except as otherwise contemplated in the Time of Sale Prospectus and the Prospectus, the financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes thereto (collectively, the “Fund Financial Statements”), present fairly the financial condition of the Fund as of the date indicated and said Fund Financial Statements comply as to form with the requirements of Regulation S-X under the Securities Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”). The supporting schedules to such Fund Financial Statements, if any, present fairly in accordance with GAAP the information required to be stated therein. PricewaterhouseCoopers LLP, whose report appears in the Time of Sale Prospectus and the Prospectus and who have certified the Fund Financial Statements and supporting schedules, if any, included in the Registration Statement, is an independent registered public accounting firm as required by the Acts and the applicable Rules and Regulations. Ernst & Young LLP is an independent registered public accounting firm as required by the Acts and the applicable Rules and Regulations

(w)       There are no material restrictions, limitations or regulations with respect to the ability of the Fund to invest its assets as described in the Time of Sale Prospectus and the Prospectus, other than as described therein.

(x)       Neither the Fund nor any of its agents or representatives (other than the Underwriters in their capacity as such) has prepared, made, used, authorized, approved or referred to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Shares other than (i) the Registration Statement, the Preliminary Prospectus and the Prospectus, and any amendment or supplement to any of the foregoing, and (ii) the Additional Offering Materials, if any, identified on Schedule III hereto. All other promotional material (including “road show slides” or “road show scripts”) prepared by the Fund, the Investment Adviser or the Administrator for use in connection with the offering and sale of the Shares (“Road Show Material”) is not inconsistent with the Registration Statement, the Preliminary Prospectus or the Prospectus, and when taken together with the Time of Sale Prospectus, at the Applicable Time, did not contain any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(y)       There are no contracts, agreements or understandings between the Fund and any person granting such person the right to require the Fund to file a registration statement under the Securities Act with respect to any securities of the Fund or to require the Fund to include such securities with the Shares registered pursuant to the Registration Statement.

(z)       The expense summary information set forth in the Prospectus in the “Fees and Expenses” Table has been prepared in accordance with the requirements of Form N-2 and any fee projections or estimates, if applicable, are reasonably based and comply in all material respects with the requirements of Form N-2.

(aa)       Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Fund has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction (other than investment activity in the ordinary course of business); (ii) the Fund has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Fund, except in each case as contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(bb)       The Fund owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by it, and the Fund has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Fund.

(cc)       The Common Stock, the 6.00% 2029 Preferred Stock, the 7.125% 2029 Preferred Stock, the 6.75% Notes due 2031 (the “2031 Notes”), the 5.00% Notes due 2027 (the “2027 Notes”), the 8.75% Notes due 2030 (the “2030 Notes”), the 7.95% Notes due 2032 (the “2032 Notes,” and , together with the 2031 Notes, the 2027 Notes and the 2030 Notes, the “Notes”) of the Fund and the Existing Shares are listed on Nasdaq under the ticker symbols “OXLC”, “OXLCO”, “OXLCN”, “OXLCL”, “OXLCZ”, “OXLCI,” “OXLCG” and “OXLCM”, respectively. The Fund has not received any notice that it is not in compliance with the listing or maintenance requirements of Nasdaq with respect to its Common Stock, the Preferred Stock or the Notes. The Fund believes that it is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements.

(dd)       To the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and Nasdaq thereunder (the “Sarbanes-Oxley Act”), have been applicable to the Fund, there is and has been no failure on the part of the Fund to comply with any applicable provision of the Sarbanes-Oxley Act that would reasonably be expected to result in a Fund Material Adverse Effect.

(ee)       The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations and with the applicable requirements of the Acts and the Exchange Act; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and compliance with the books and records requirements under the Acts and the Exchange Act; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the Fund’s most recent audited financial statements included in the Prospectus, there has been (i) no material weakness in the Fund’s internal control over financial reporting (whether or not remediated); (ii) no fraud, whether or not material, that involves management or employees who have a role in the Fund’s internal control over financial reporting; and (iii) no change in the Fund’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Fund’s internal control over financial reporting.

(ff)       The Fund maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 of the Rules and Regulations); such disclosure controls and procedures are effective; and the Fund is not aware of any material weakness in such controls and procedures.

(gg)       Neither the Fund nor, to the knowledge of the Fund, any employee nor agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention is of a character to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(hh)       Any statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Fund believes to be reliable and accurate.

(ii)       There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits thereto by the Securities Act or the Investment Company Act which have not been so described and filed as required.

(jj)       The operations of the Fund are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending or, to the knowledge of the Fund, threatened.

(kk)       Neither the Fund, nor, to the knowledge of the Fund, the Investment Adviser, the Administrator, any director, officer, agent, employee or affiliate of the Fund, the Investment Adviser or the Administrator is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Fund, and to the knowledge of the Fund, the Investment Adviser or the Administrator, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ll)       Neither the Fund, nor, to the knowledge of the Fund, the Investment Adviser or the Administrator, any director, officer, agent, employee or affiliate of the Fund, the Investment Adviser or the Administrator is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and the Fund will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(mm)       The Fund is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Fund or its business, assets, employees, officers and directors, including the Fund’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Rules and Regulations, are in full force and effect and the Fund is in compliance with the terms of such policies and fidelity bond in all material respects; and there are no claims by the Fund under any such policies or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not result in a Fund Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus (exclusive of any supplement thereto).

(nn)       Except as set forth in or contemplated in the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, the Fund (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriters (the description of such arrangements and outstanding indebtedness thereunder is true, accurate and complete in all respects) and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(oo)       There are no business relationships or related-party transactions involving the Fund or any other person required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus which have not been described as required, it being understood and agreed that the Fund, the Investment Adviser and the Administrator make no representation or warranty with respect to such relationships involving any Underwriter or any affiliate and any other person that have not been disclosed to the Fund by the relevant Underwriter in connection with this offering.

(pp)       None of the Fund, the Investment Adviser, the Administrator nor any of their affiliates has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(qq)       The Fund owns, leases or has rights to use all such properties as are necessary to the conduct of its operations as presently conducted.

(rr)       No director or officer of the Fund or the Investment Adviser is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be and act in his respective capacity of the Fund or Investment Adviser or result in a Fund Material Adverse Effect.

(ss)       The Fund is currently organized and operates in compliance in all material respects with the requirements to be taxed as, and has duly elected to be taxed as (which election has not been revoked), a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Fund intends to direct the investment of the net proceeds received by it from the sale of the Shares in the manner specified in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds” and in such a manner as to continue to comply with the requirements of Subchapter M of the Code.

(tt)       The Fund has (i) appointed a Chief Compliance Officer and (ii) adopted and implemented written policies and procedures which the Board of Directors of the Fund has determined are reasonably designed to prevent violation of the Federal Securities laws in a manner required by and consistent with Rule 38a-1 under the Investment Company Act and is in compliance in all material respects with such Rule.

Any certificate signed by or on behalf of the Fund and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Fund as to the matters covered therein to each Underwriter.

2.       Representations and Warranties of the Investment Adviser and the Administrator. The Investment Adviser and the Administrator represent and warrant to and agree with each of the Underwriters as of the date hereof as follows:

(a)       Each of the Investment Adviser and the Administrator has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Connecticut and the State of Delaware, respectively, with the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and enter into this Agreement and the other Fund Agreements to which the Investment Adviser or the Administrator is a party, as the case may be, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Investment Adviser or the Administrator, as the case may be (an “Adviser/Administrator Material Adverse Effect”). Each of the Investment Adviser and Administrator has no subsidiaries.

(b)       The Investment Adviser is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement as an investment adviser to the Fund as contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Investment Adviser, threatened by the Commission.

(c)       Each of this Agreement and the Fund Agreements to which the Investment Adviser or the Administrator is a party, as the case may be, has been duly authorized by the Investment Adviser and/or the Administrator, as applicable. Each Fund Agreement to which the Investment Adviser or the Administrator is a party, complies with the applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations. Each Fund Agreement to which the Investment Adviser or the Administrator is a party has been duly executed and delivered by the Investment Adviser or the Administrator, as applicable and (assuming the due and valid authorization, execution and delivery by the other parties thereto) represents a valid and binding agreement of the Investment Adviser or the Administrator, as applicable, enforceable against the Investment Adviser or the Administrator, as applicable, in accordance with its terms, except (i) as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Investment Adviser’s or the Administrator’s obligations thereunder, as applicable, may be limited by Enforceability Exceptions and (ii) in the case of the Investment Advisory Agreement, with respect to termination under the Investment Company Act or the reasonableness or fairness of compensation payable thereunder.

(d)       The execution and delivery by the Investment Adviser and/or the Administrator, as applicable, of, and the performance by the Investment Adviser and/or the Administrator, as applicable, of its obligations under, this Agreement does not conflict with or will conflict with, result in, or constitute a violation, breach of, or default under, (x) the limited liability company operating agreement of the Investment Adviser and/or the Administrator, as applicable (y) any agreement, indenture, note, bond, license, lease or other instrument or obligation binding upon the Investment Adviser and/or the Administrator, as applicable, that is material to the Investment Adviser and/or the Administrator, as applicable, or (z) any law, rule or regulation applicable to the Investment Adviser and/or the Administrator, as applicable, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Investment Adviser and/or the Administrator, whether foreign or domestic; except, with respect to clauses (y) or (z), any contravention which would have neither (i) an Adviser/Administrator Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement; provided that no representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United States in connection with the offer or sale of the Shares in such jurisdiction by any Underwriter.

(e)       No consent, approval, authorization, order or permit of, license from, or qualification or registration with any governmental body, agency or authority, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required to be obtained by the Investment Adviser and/or the Administrator, as applicable, prior to the Closing Date for the performance by the Investment Adviser and/or the Administrator, as applicable, of its obligations under this Agreement or any Fund Agreement to which it is a party, except such as have been obtained and as may be required by (i) the Acts, the Advisers Act, the Exchange Act, or the applicable Rules and Regulations, (ii) the rules and regulations of the FINRA or Nasdaq, (iii) by the securities or “blue sky laws” of the various states and foreign jurisdictions in connection with the offer and sale of the Shares or (iv) such as which the failure to obtain would have neither (i) an Adviser/Administrator Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(f)       There are no legal or governmental proceedings pending or, to the knowledge of the Investment Adviser and the Administrator, threatened to which the Investment Adviser and/or the Administrator is a party or to which any of the properties of the Investment Adviser and/or the Administrator is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Investment Adviser and/or the Administrator, as applicable, or on the power or ability of the Investment Adviser and/or the Administrator, as applicable, to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described.

(g)       There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits thereto by the Securities Act or by the Rules and Regulations which have not been so described and filed as required.

(h)       Each of the Investment Adviser and the Administrator has all necessary consents, authorizations, approvals, orders (including exemptive orders), licenses, certificates, permits, qualifications and registrations of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to obtain or file the foregoing would not result in an Adviser/Administrator Material Adverse Effect.

(i)       Each of the Investment Adviser and Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Time of Sale Prospectus and by this Agreement and each Fund Agreement to which it is a party.

(j)       The Investment Advisory Agreement is in full force and effect and neither the Investment Adviser nor, to the knowledge of the Investment Adviser, any other party to the Investment Advisory Agreement is in default thereunder, and, no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Investment Adviser under such document.

(k)       All information furnished by the Investment Adviser for use in the Registration Statement, the Time of Sale Prospectus and Prospectus, including, without limitation, the description of the Investment Adviser (the “Investment Adviser Information”) does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading (in the case of the Time of Sale Prospectus and the Prospectus, in light of the circumstances under which such information is provided).

(l)       There has not occurred any material adverse change, or any development reasonably likely to involve a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Investment Adviser from that set forth in the Time of Sale Prospectus, and there have been no transactions entered into by the Investment Adviser which are material to the Investment Adviser other than those in the ordinary course of its business or as described in the Time of Sale Prospectus.

(m)       Neither the Investment Adviser nor the Administrator, nor any of their affiliates, has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(n)       The operations of the Investment Adviser and the Administrator are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Investment Adviser or the Administrator with respect to the Money Laundering Laws is pending or, to the knowledge of the Investment Adviser or the Administrator, threatened.

(o)       The Investment Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization.

(p)       The Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of the Fund’s financial statements in conformity with GAAP and to maintain accountability for the Fund’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(q)       Each of the Investment Adviser and Administrator acknowledge that the only written information that the Underwriters have provided to the Fund expressly for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus is the Underwriters’ Information.

(r)       Neither the Investment Adviser nor the Administrator nor, to the knowledge of the Investment Adviser or the Administrator, any director, officer, agent, employee or affiliate of the Fund, the Adviser or the Administrator is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Investment Adviser or the Administrator, and to the knowledge of the Fund, the Investment Adviser or the Administrator, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(s)       Neither the Investment Adviser or the Administrator nor, to the knowledge of the Investment Adviser or the Administrator, any director, officer, agent, employee or affiliate of the Fund, the Adviser or the Administrator, is currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by or on behalf of the Investment Adviser or the Administrator and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Investment Adviser or the Administrator, as applicable, as to the matters covered therein to each Underwriter.

3.       Agreements to Sell and Purchase. The Fund hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Fund the respective number of Firm Shares set forth in Schedule I hereto opposite its name, at the per share price set forth on Schedule II hereto (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Fund agrees to sell to the Underwriters the Shares and the Underwriters shall have the right to purchase, severally and not jointly, up to 216,000 Additional Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Fund and payable on each Firm Share but not on the Additional Shares. The Representative may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Fund not later than thirty (30) days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such Additional Shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date (as defined below) nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Shares. On each Option Closing Date, if any, that Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional securities as the Representative may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Shares.

4.       Terms of Public Offering. The Fund, the Investment Adviser and the Administrator each understands that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as the Representative deems advisable after this Agreement has been executed and delivered. The Fund, the Investment Adviser and the Administrator each further understands that the Firm Shares are to be offered to the public initially at $24.85 per share (the “Firm Offering Price”) or from time to time, in one or more negotiated transactions, at prices that may be different than the Firm Offering Price, and to certain dealers selected by the Representative at a price that represents a concession not to exceed $0.50 per Firm Share. The Additional Shares are to be offered to the public initially at a price equal to the Firm Offering Price less an amount per share equal to any dividends or distributions declared by the Fund and payable on each Firm Share and not payable on any of the Additional Shares (the “Adjusted Offering Price” and, together with the Firm Offering Price, the “Public Offering Price”) and to certain dealers selected by the Representative at a price that represents a concession not to exceed $0.50 per Additional Share under the Adjusted Offering Price.

5.       Payment and Delivery. Payment for the Firm Shares shall be made to the Fund in Federal or other funds immediately available to a bank account designated by the Fund against delivery of such Firm Shares, with any transfer taxes payable in connection with the sale of the Firm Shares duly paid by the Fund, for the respective accounts of the several Underwriters at 10:00 A.M. (New York City time), on October 23, 2026 or at such other time on the same or such other date determined by agreement between the Fund and the Representative. The time and date of such payment are herein referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Fund in Federal or other funds immediately available to a bank account designated by the Fund against delivery of such Additional Shares, with any transfer taxes payable in connection with the sale of the Additional Notes duly paid by the Fund, for the respective accounts of the several Underwriters at 10:00 A.M. (New York City time), on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than November 20, 2026 as shall be designated in writing by the Representative. The time and date of any such payment for Additional Notes are herein referred to as the “Option Closing Date.”

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you through the facilities of The Depository Trust Company on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters.

6.       Conditions to the Fund’s, the Investment Adviser’s, the Administrator and Underwriters’ Obligations.

(a)       The respective obligations of the Fund, the Investment Adviser and the Administrator, and the several obligations of the Underwriters, hereunder are subject to the condition that the Registration Statement remains effective and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings with respect thereto shall have been initiated or, to the Fund’s knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in accordance with Rule 424 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B under the Securities Act) of the Rules and Regulations.

(b)       The several obligations of the Underwriters are subject to the following further conditions:

(i)       Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any Fund Material Adverse Effect, from that set forth in the Time of Sale Prospectus that, in the Representative’s reasonable judgment, is material and adverse and that makes it, in the Representative’s reasonable judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(ii)       The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Fund, to the effect that the representations and warranties of the Fund and contained in this Agreement are true and correct as of the Closing Date and that the Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The Underwriters shall also have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Investment Adviser, to the effect that the representations and warranties of the Investment Adviser and contained in this Agreement are true and correct as of the Closing Date and that the Investment Adviser has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The Underwriters shall also have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Administrator, to the effect that the representations and warranties of the Administrator and contained in this Agreement are true and correct as of the Closing Date and that the Administrator has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

Each officer signing and delivering such a certificate may rely upon his or her knowledge as to proceedings threatened.

(iii)       Each of the Investment Adviser, the Administrator and the Fund shall have performed all of their respective obligations to be performed hereunder on or prior to the Closing Date.

(iv)       The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Dechert LLP, counsel for the Fund, the Investment Adviser and the Administrator, dated the Closing Date, satisfactory to the Representative and counsel for the Underwriters in form and substance, to the effect set forth in Exhibit A hereto.

(v)       The Underwriters shall have received on the Closing Date an opinion of Robinson & Cole LLP, counsel for the Investment Adviser, dated the Closing Date, satisfactory to the Representative and counsel for the underwriters in form and substance, to the effect set forth in Exhibit B hereto.

(vi)       The Underwriters shall have received on the Closing Date the favorable opinion of Blank Rome LLP, counsel for the Underwriters, dated the Closing Date, and covering such matters as the Underwriters shall reasonably request.

The opinion of Dechert LLP described in Section 6(b)(iv) above shall be rendered to the Underwriters at the request of the Fund, the Investment Adviser and the Administrator, as applicable, and shall so state therein. The opinion of Robinson & Cole LLP described in Section 6(b)(v) above shall be rendered to the Underwriters at the request of the Investment Adviser and shall so state therein. Each of the foregoing shall include a statement to the effect that it may be relied upon by counsel to the Underwriters as to the laws of the State of Maryland with respect to the opinion of Dechert LLP and Connecticut with respect to the opinion of Robinson & Cole LLP in any opinion delivered to the Underwriters.

(vii)       The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, the independent registered public accountants whose report appears in the Time of Sale Prospectus and the Prospectus, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(viii)       The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, of the Fund’s chief financial officer with respect to certain financial data contained in the Time of Sale Prospectus and the Prospectus, providing “management comfort” with respect to such information.

(ix)       All filings, applications and proceedings taken by the Fund, the Investment Adviser and the Administrator in connection with the registration of the Securities under the Securities Act and the applicable Rules and Regulations shall be satisfactory in form and substance to you and counsel for the Underwriters.

(x)       No action, suit, proceeding, inquiry or investigation shall have been instituted or threatened by the Commission which would adversely affect the Fund’s standing as a registered investment company under the Investment Company Act or the standing of the Investment Adviser as a registered investment adviser under the Advisers Act.

(xi)       The Underwriters shall have obtained a Conditional No Objections Letter from FINRA regarding the fairness and reasonableness of the Underwriting terms and arrangements, if required by FINRA.

(xii)       The Existing Shares have been approved for listing on the Nasdaq Global Select Market and the Fund has taken no action designed to, or likely to have the effect of, delisting the shares of the Series 2031 Term Preferred Stock from Nasdaq, nor has the Fund received any notification that Nasdaq is contemplating terminating such listing. The Fund has submitted the Listing of Additional Shares Notification Form with Nasdaq with respect to the Offering of the Shares.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representative on the applicable Option Closing Date of such documents as the Representative may reasonably request with respect to the good standing of the Fund, the Investment Adviser and the Administrator, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares, and officers’ certificates, opinions of Dechert LLP and Robinson & Cole LLP to the effect set forth above, and comfort letter of PricewaterhouseCoopers LLP to the effect set forth above, except that such certificates, opinions and comfort letters shall be dated as of the applicable Option Closing Date and statements and opinions above contemplated to be given as of the Closing Date shall instead be made and given as of such Option Closing Date.

7.       Covenants of the Fund, the Investment Adviser and the Administrator. In further consideration of the agreements of the Underwriters herein contained, the Fund covenants and agrees, and the Investment Adviser and the Administrator, covenant and agree with the Underwriters as follows:

(a)       To notify the Underwriters as soon as practicable, and confirm such notice in writing, of the happening of any event during the period mentioned in Section 7(i) below which in the judgment of the Fund makes any statement in the Registration Statement, the Time of Sale Prospectus, any Additional Offering Materials or the Prospectus untrue in any material respect or which requires the making of any change in or addition to the Registration Statement, the Time of Sale Prospectus, any Additional Offering Materials or the Prospectus in order to make the statements therein not misleading in any material respect. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Fund will use its best efforts to obtain the withdrawal of such order at the earliest possible moment.

(b)       To furnish to the Representative in New York City, without charge, prior to 10:00 A.M. (New York City time) on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(i) below, as many copies of the Preliminary Prospectus, Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.

(c)       Before amending or supplementing the Registration Statement, the Preliminary Prospectus or the Prospectus, to furnish to the Representative a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which a Representative reasonably objects, and to file with the Commission within the applicable period specified in Rule 424 under the Securities Act any prospectus required to be filed pursuant thereto.

(d)       To furnish to the Representative a copy of each proposed Additional Offering Materials to be prepared by or on behalf of, used by, or referred to by the Fund and not to use or refer to any proposed Additional Offering Materials to which a Representative reasonably objects.

(e)       If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus materially conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer materially conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law, as applicable.

(f)       The Fund will use the net proceeds received by it from the sale of the Shares in the manner specified in the Time of Sale Prospectus.

(g)       The Fund hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Preferred Stock or any securities convertible into or exercisable or exchangeable for Preferred Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Preferred Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Preferred Stock or such other securities, in cash or otherwise. The agreements contained in this paragraph shall not apply to the Shares to be sold hereunder or any Common Stock issued pursuant to the Plan.

(h)       The Fund and the Investment Adviser will not take any action designed to cause or result in the manipulation of the price of any security of the Fund to facilitate the sale of Shares in violation of the Acts or the Exchange Act and the applicable Rules and Regulations, or the securities or “blue sky” laws of the various states and foreign jurisdictions in connection with the offer and sale of Shares.

(i)       If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Fund) to which Shares may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law, as applicable.

(j)       To endeavor to qualify the Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Underwriters shall reasonably request.

(k)       Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Fund and the Investment Adviser under this Agreement, including: (i) the fees, disbursements and expenses of the Fund’s counsel and the Fund’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, and any Additional Offering Materials prepared by or on behalf of, used by, or referred to by the Fund and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any ”blue sky” memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(j) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) all costs and expenses incident to listing the Shares on the Nasdaq Global Select Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Fund relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, the reasonable fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Fund, and the travel and lodging expenses of the Representative and officers of the Fund and any such consultants, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Fund hereunder for which provision is not otherwise made in this Section 7(k). Notwithstanding the foregoing, the Fund will reimburse the Representative for their out-of-pocket accountable expenses (including the reasonable fees and disbursements of their counsel) actually incurred by them in connection with this Agreement or the offering contemplated hereunder up to a maximum of $25,000. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them, the travel and lodging expenses of the Representative in connection with any “road show” presentations, and any advertising expenses connected with any offers they may make.

(l)       The Fund will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use reasonable efforts to cause the Fund’s directors and officers, in their capabilities, as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(m)       The Fund will use reasonable best efforts to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code, with respect to any fiscal year in which the Fund is an investment company registered under the Investment Company Act.

(n)       The Fund, the Investment Adviser and the Administrator will use their reasonable efforts to perform all of the agreements required of them by this Agreement and discharge all conditions of theirs to closing as set forth in this Agreement.

(o)       Before using, approving or referring to any Road Show Material, the Fund will furnish to the Representative and counsel to the Underwriters a copy of such material for review and will not make, prepare, use authorize, approve or refer to any such material to which a Representative reasonably objects.

(p)       As soon as practicable, the Fund will make generally available to its security holders and to the Representative an earnings statement or statements of the Fund which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

8.       Indemnity and Contribution. (a) The Fund and the Investment Adviser, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each partner, director, officer, trustee, manager, member and shareholder of any Underwriter (each, an “Underwriter Indemnified Party”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by, arising out of, related to or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, any Additional Offering Materials, any Road Show Material, the Time of Sale Prospectus, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the Underwriters’ Information.

(b)       The Administrator agrees to indemnify and hold harmless each Underwriter and each Underwriter Indemnified Party from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by, arising out of, related to or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, any Additional Offering Materials, any Road Show Material, the Time of Sale Prospectus, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent such loss, claim, damage, liability or expense relates to information concerning the Administrator, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the Underwriters’ Information.

(c)       Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Fund, the Investment Adviser and the Administrator, and each of their respective partners, directors, trustees, managers, members and shareholders (as the case may be), and each officer of the Fund who signs the Registration Statement and each person, if any, who controls the Fund, the Investment Adviser and/or the Administrator within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Fund Indemnified Party”) to the same extent as the foregoing indemnity from the Fund, the Investment Adviser and the Administrator to such Underwriter, but only with reference to the Underwriters’ Information.

(d)       In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a), 8(b) or 8(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements reasonably incurred of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual conflict of interest, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Underwriter Indemnified Parties, collectively, and (ii) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Fund Indemnified Parties, collectively. In the case of any such separate firm for the Underwriter Indemnified Parties, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the Fund Indemnified Parties, such firm shall be designated in writing by the Fund. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonable fees and expenses of counsel as contemplated by the second and third sentences of this Section 8(d), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the material terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e)       To the extent the indemnification provided for in Section 8(a), 8(b), or 8(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund, the Investment Adviser and/or the Administrator on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(e)(i) above but also the relative fault of the Fund, the Investment Adviser and/or the Administrator on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Fund, the Investment Adviser and/or the Administrator on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Fund and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Fund, the Investment Adviser and/or the Administrator on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund, the Investment Adviser or the Administrator or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of the Shares they have purchased hereunder, and not joint.

(f)       The Fund, the Investment Adviser, the Administrator and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)       The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Fund, the Investment Adviser and the Administrator contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter Indemnified Party or by or on behalf of any Fund Indemnified Party and (iii) acceptance of and payment for any of the Shares.

(h)       No party shall be entitled to indemnification under this Section 8 if such indemnification of such party would violate Section 17(i) of the Investment Company Act.

9.       Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Fund, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE Amex LLC or the NASDAQ Stock Market, (ii) trading of any securities of the Fund shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representative’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.       Effectiveness; Defaulting Underwriters.

(a)       This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(b)       If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-tenth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Fund for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter. In any such case either the Representative or the Fund shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be affected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

(c)       If this Agreement shall be terminated by the Underwriters (other than pursuant to Section 9(i), (iii), (iv) and (v) hereof) because of any failure or refusal on the part of the Fund, the Investment Adviser or the Administrator to comply with the terms or to fulfill any of the conditions of this Agreement other than the condition specified in Section 7(k) of this Agreement, or if for any reason the Fund, the Investment Adviser or the Administrator shall be unable to perform its obligations under this Agreement, the Fund, the Investment Adviser and the Administrator, jointly and severally, will reimburse the Underwriters, severally, for all out-of-pocket accountable expenses (including the reasonable fees and disbursements of their counsel) actually incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder up to a maximum of $25,000.

11.       Entire Agreement.

(a)       This Agreement supersedes all prior agreements and understandings (whether written or oral) between and among the Fund, the Investment Adviser, the Administrator and the Underwriters, or any of them, with respect to the subject matter hereof.

(b)       The Fund, the Investment Adviser and the Administrator acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arms’ length, are not agents of, and owe no fiduciary duties to, the Fund, the Investment Adviser, the Administrator or any other person, (ii) the Underwriters owe the Fund, the Investment Adviser and the Administrator only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Fund, the Investment Adviser and the Administrator. Each of the Fund, the Investment Adviser and the Administrator agree that it will not claim that the Underwriters owe an agency, fiduciary or similar duty to the Fund, the Investment Adviser or the Administrator in connection with the offer or sale of the Shares or the process leading thereto.

12.       Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.       Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed within the State of New York.

14.       Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.       Notices. All communications hereunder shall be in writing and effective only upon receipt and (A) if to the Underwriters, shall be sufficient in all respects if delivered, mailed or sent to the Representative to Piper Sandler & Co., 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, Attention: Debt Capital Markets (email Fsg-dcm@psc.com), with a copy to the Legal Department, with a copy to Blank Rome LLP, 1271 Avenue of the Americas, New York, New York 10020, Attention: Thomas Westle, Esq. (facsimile no. (212) 885-5001); and (B) if to the Fund, the Investment Adviser or the Administrator, shall be sufficient in all respects if delivered, mailed or sent to the Fund, the Investment Adviser or the Administrator, as applicable, at the offices of the Fund at 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830, Attention: Jonathan H. Cohen (facsimile no. (203) 983-5290), with a copy to Dechert LLP, 1900 K Street, NW, Washington, DC 20006, Attention: Harry Pangas, Esq. (email: harry.pangas@dechert.com).

[Signature page follows]

Very truly yours,

OXFORD LANE CAPITAL CORP.

By:	/s/ Jonathan H. Cohen
Name:	Jonathan H. Cohen
Title:	Chief Executive Officer

OXFORD LANE MANAGEMENT, LLC

By:	/s/ Jonathan H. Cohen
Name:	Jonathan H. Cohen
Title:	Chief Executive Officer

OXFORD FUNDS, LLC

By:	/s/ Jonathan H. Cohen
Name:	Jonathan H. Cohen
Title:	Managing Member

Accepted as of the date hereof

PIPER SANDLER & Co.

Acting on behalf of itself and
the several Underwriters named in
Schedule I hereto

By:	Piper Sandler & Co.

By:	/s/ Amit Jain
Name:	Amit Jain
Title:	Managing Director

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Piper Sandler & Co.	187,226
Lucid Capital Markets, LLC	601,384
A.G.P./Alliance Global Partners	537,490
InspereX LLC	113,900
Total	1,440,000

SCHEDULE II

Oxford Lane Capital Corp.

8.25% Term Preferred Stock Due 2031

Final Pricing Term Sheet
October 21, 2026

The following sets forth the final terms of the 8.25% Series 2031 Term Preferred Stock and should only be read together with the preliminary prospectus supplement dated October 21, 2026, together with the accompanying prospectus dated November 8, 2024, relating to the Shares (the “Preliminary Prospectus”), and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus. All references to dollar amounts are references to U.S. dollars.

On March 20, 2026 and March 31, 2026, Oxford Lane Capital Corp. (the “Company”) issued 2,760,000 shares (the “Existing Shares”) of the 8.25% Series 2031 Term Preferred Stock under its Articles Supplementary Establishing and Fixing the Rights and Preferences of Term Preferred Stock dated March 13, 2026 (as further amended or supplemented from time to time, the “Articles Supplementary”). The 8.25% Series 2031 Term Preferred Stock hereby offered (the “New Series 2031 Term Preferred Shares”) will be an issuance of the same series as, and have identical terms to, the Existing Shares under the Articles Supplementary.

Issuer:	Oxford Lane Capital Corp.

Title of the Securities:	8.25% Series 2031 Term Preferred Stock (the “Shares”)

Number of Shares Being Offered:	1,440,000 Shares

Settlement and Delivery Date:	October 23, 2026 (T+1)

Term Redemption Date	March 20, 2031

Rating*:	Egan-Jones Ratings Company: BBB

Option to Purchase Additional Shares:	Up to an additional 216,000 Shares within 30 days

Initial Public Offering Price:	$24.85 per Share

Underwriting Discount:	$0.7765625 per Share; $1,118,250 (assuming the over-allotment option is not exercised)

Net Proceeds to the Issuer, before Expenses:	$24.0734375 per Share; $34,665,750 total (assuming the over-allotment option is not exercised)

Dividend Rate:	8.25% per annum of the $25.00 liquidation preference ($2.0625 per Share)

Day Count:	30/360

Date Dividends Start Accruing:	November 1, 2026

Dividend Payment Dates:	Last business day of each month, when, and if declared by the Board of Directors out of funds legally available for payment, beginning November 30, 2026.

Dividend Periods:	The initial dividend period with respect to the Shares will be the period from and including November 1, 2026, to, and including, November 30, 2026, and monthly thereafter.

Dividend Record Dates	The date designated by the Board of Directors that is not less than 10, nor more than 20, calendar days prior to the applicable payment date.

Optional Redemption:	The Shares may be redeemed in whole or in part at any time or from time to time at Issuer’s option on or after March 20, 2028 upon not less than 30 days nor more than 45 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of 100% of the Liquidation Preference of the Shares to be redeemed plus accrued and unpaid dividend payments otherwise payable thereon for the then-current monthly dividend period accrued to the date fixed for redemption.

Listing:	The Shares are listed on the NASDAQ Global Select Market under the symbol “OXLCM.”

CUSIP / ISIN:	691543 839/US6915438393

Joint Book-Running Managers:	Piper Sandler & Co.
Lucid Capital Markets, LLC

Lead Managers:	A.G.P./Alliance Global Partners
InspereX LLC

* A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The information in the Preliminary Prospectus and in this pricing term sheet is not complete and may be changed. This pricing term sheet, the Preliminary Prospectus and the pricing press release are not offers to sell or the solicitation of offers to buy, nor will there be any sale of the Shares referred to in this pricing term sheet, in any jurisdiction where such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

A shelf registration statement relating to these securities is on file with the U.S. Securities and Exchange Commission and is effective. The offering may be made only by means of a prospectus and a related preliminary prospectus supplement, copies of which may be obtained from Piper Sandler & Co., Attn: Debt Capital Markets, 1251 Avenue of the Americas, 6th Floor, New York, NY 10020 or by e-mailing fsg-dcm@psc.com or from Lucid Capital Markets, LLC, 570 Lexington Avenue, 40th Floor, New York, NY 10022 or 1-646-362-0256

Investors are advised to carefully consider the investment objective, risks and charges and expenses of the Company before investing. The preliminary prospectus supplement, dated October 21, 2026, and the accompanying prospectus, dated November 8, 2024, each of which has been filed with the Securities and Exchange Commission, contain a description of these matters and other important information about the Company and should be read carefully before investing.

SCHEDULE III

Additional Offering Materials

1.	Press release to be issued on October 22, 2026, with respect to the pricing of the offering, in the form previously approved by the Underwriters.

2.	The pricing term sheet set forth on Schedule II.

EXHIBIT A

OPINION OF COUNSEL TO THE FUND, THE INVESTMENT ADVISER AND THE ADMINISTRATOR

[Intentionally Omitted]

EXHIBIT B

OPINION OF COUNSEL TO THE INVESTMENT ADVISER

[Intentionally Omitted]